                                                        EXHIBIT 10.75

                               SUPPLY AGREEMENT
                               ----------------

          This Supply Agreement ("Agreement") is made and entered Into by and among Coinmach Corporation ("Coinmach") and Super Laundry Equipment Corporation ("Super Laundry") (Coinmach and Super Laundry being collectively referred to herein as "Buyer"), and Raytheon Commercial Laundry LLC, a Delaware limited liability company ("RCL"). This Agreement is executed this 1st day of May, 1998, and shall become effective immediately upon the consummation of the Acquisition (as hereafter defined) (but in no event later than May 7, 1998), at which time Alliance Laundry Systems LLC, a Delaware limited liability company ("Seller") shall acquire and succeed to the business operations of RCL Seller hereby joins in this Agreement as an original party hereto.

                                  WITNESSETH
                                  ----------

          WHEREAS, Buyer is in the business of providing vended and non-vended laundry equipment services for multi-family housing units, owning and operating their own coin laundries, and is also a distributor of coin laundry and on-premise laundry equipment and turnkey laundromat stores, and

          WHEREAS, Buyer wishes to assure itself of an ongoing business relationship with Seller, in a manner comparable to the business relationship Buyer has enjoyed with RCL, which is beneficial to Buyer in terms of assuring that Buyer has access in sufficient quantities to the Seller's latest products and Technology in the Buyer's business, and other complementary benefits; and

          WHEREAS, Buyer previously entered into a Supply Agreement with Raytheon Appliances, Inc. (a predecessor-in-interest to RCL), dated as of May 13, 1997 (the "Existing Supply Agreement"); and

          WHEREAS, RCL, together with its sole equity owner, the Raytheon Company ("Parent"), have entered into an agreement with Bain/RCL L.L.C., a Delaware limited liability company, RCL Acquisitions L.L.C., a Delaware limited liability company, and certain members of the management of RCL, pursuant to which such persons are to acquire from Parent controlling interests in RCL (the "Acquisition"), which Acquisition is anticipated to take place on or about May 5, 1998; and

          WHEREAS, Buyer and RCL now desire to enter into this Agreement, and Seller desires to join in this Agreement and be bound by the terms hereof, pursuant to which Buyer will, following the consummation of the Acquisition, purchase certain of its

--------------------------
** Multiple asterisks indicate that the portion of this document so marked has been omitted as a confidential portion of this document and has been filed separately with the Commission.

requirements of the Products (as defined herein) from Seller, in replacement of the Existing Supply Agreement, in order to extend the term of the relationship between Buyer and RCL to encompass Seller and to include the period following consummation of the Acquisition, to acknowledge Buyer's awareness of the Acquisition, to put into effect, as of the date of this Agreement, the current pricing structure as reflected on Exhibit A attached hereto (taking into account the present volume requirements, and reflecting appropriate current volume discounts, applicable to Buyer's current operations), and to include certain existing affiliates of Coinmach Corporation directly as Buyer under this Agreement

          NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.   REQUIREMENTS CONTRACT - For the term hereof (as defined in
               ---------------------
Section 10), so long as Seller is a manufacturer of the Products defined in
Section 2 herein and so long as Buyer leases and/or operates premises on which one or more coin-operated or card-operated washing machines and/or dryers are located; and/or is an authorized distributor for Seller's Products in one or more territories, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, Buyer's requirements of Products on the terms and conditions contained herein. In the event Buyer wishes to lease Products, Buyer further agrees to specify to the lessor that such Products must be purchased from Seller.

          2.   DEFINITION OF PRODUCTS - For purposes of this Agreement, the
               ----------------------
parties agree that the following are the defined "Products" referenced in this Agreement;

          a. All coin-operated or card-operated washing machines and front load washers;

          b. All coin-operated or card-operated dryers, stacked dryers, and tumbler dryers; and

          c. All new replacement and new repair parts for any and all of Seller's coin-operated or card-operated washing machines, dryers, front load washers, stacked dryers and tumbler dryers owned by, leased to or serviced by Buyer.

          3.   PRICE - The prices to be charged Buyer will be **OMITTED PURSUANT
               -----
TO CONFIDENTIAL TREATMENT REQUEST**.

          All prices are stated on an FOB shipping point basis, except Seller will prepay freight on orders of 42 or more units of


--------------------------
** Multiple asterisks indicate that the portion of this document so marked has been omitted as a confidential portion of this document and has been filed separately with the Commission.

Seller's washers and dryers (21 or more for stacked dryers) for shipments within the continental United States and, for shipments into Mexico, will prepay freight to a destination point selected by Buyer on the U.S.-Mexican border.

          The current prices to be charged Buyer for replacement and repair parts are those set forth in Seller's published parts price lists, stated as either a net price or a suggested list price; however, if such price is listed as a suggested list price, Buyer shall be charged suggested list price less a **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST** discount.

          Seller reserves the right to select the carrier and shipping point for Products. Payment terms shall be ninety (90) days from date of invoice; provided, however, that Seller retains the right to adjust payment terms in the event that Buyer fails to maintain its timeliness of payment in all material respects.

          4.   RIGHTS WITH RESPECT TO FUTURE PRICES - Seller shall have the
               ------------------------------------
right to change the prices charged Buyer for Products upon sixty (60) days prior written notice. The percentage increases in prices by Seller shall not exceed the percentage price increases which are implemented with respect to Seller's other route customers as documented by Seller's published manufacturer's list prices. **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**

          5.   COMPETITIVE PRODUCT - In consideration of Seller's agreement to
               -------------------
provide significant volume-based discount pricing, Buyer agrees to purchase at least **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST** of its needed Products from Seller during the term of the Agreement. In addition, if Seller is unable to deliver Products which Buyer has ordered within forty-five (45) days of the date such Products would be shipped in the ordinary course of Seller's business, Buyer has the right to instead purchase a like number of pieces of equipment of comparable grade and quality from Seller's competitors. In the event Buyer requires certain items of laundry equipment with respect to which none of the Products manufactured by Seller substantially conform to the specifications of such equipment as required by Buyer, then, notwithstanding the provisions contained in the first sentence of this Section 5, Buyer shall be free to purchase such equipment from any other person.

          6.   TECHNICAL SUPPORT - Seller will commit resources to work directly
               -----------------
with Buyer on projects mutually beneficial to both parties, including but not limited to audit control, electronic display, card-actuated washers and dryers and stacked frontload wash/dryer combinations. This is required by Buyer to ensure timely response to competitive new product developments and to

--------------------------
** Multiple asterisks indicate that the portion of this document so marked has been omitted as a confidential portion of this document and has been filed separately with the Commission.

allow Buyer to be more competitive by offering more efficient customer friendly laundry equipment services.

          7.   PRODUCT RELIABILITY - Buyer will share with Seller service
               -------------------
history and product reliability data which is readily available to Buyer concerning the performance of Seller's products.

          8.   WARRANTY - All Products sold to Buyer shall be sold to Buyer with
               --------
Seller's standard commercial limited parts warranties, unless otherwise specified by Seller and mutually agreed to in writing by Buyer in advance of any sales; except, however, the Speed Queen branded Washers, Dryer and Stack Dryers shipped by Seller to Buyer on or after January 27, 1997 shall be sold to Buyer without warranty, provided, however, that Seller shall reimburse Buyer for any cost of material (but not labor) incurred by Buyer which is attributable to Seller's verified "Epidemic Failure" of component parts. An "Epidemic Failure" of a component part occurs when there is in excess of a 10% failure rate for the preceding twelve (12) months for that component.

          9.   DEFAULT AND ARBITRATION - Each of the following shall constitute
               -----------------------
an Event of Default under this Agreement:

          A. Default in the payment when due of any amount owed to either Party by the other under this Agreement, if such failure continues for a period of thirty (30) days after payment was due;

          B. Default in the obligation to obtain all Products from Seller in the manner set forth in Sections 1, 2 and 5, if such failure continues for a period of thirty (30) days after notice by Seller of such default; and

          C.   Default in any of Seller's obligations to Buyer hereunder.

          Upon the occurrence and continuation of an Event of Default hereunder, Seller, in the case of an Event of Default under clause A or B of this Section 9, and Buyer, in the case of an Event of Default under clause A or C of this
Section 9, shall have the non-exclusive right to commence appropriate proceedings in any state court located in New York, New York, or in the federal courts for the Southern District of New York, Buyer hereby agreeing that it irrevocably submits to the jurisdiction of such courts and waives, to the fullest extent such party may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. The foregoing notwithstanding, if there is a dispute arising out of any of the other terms of this Agreement, such dispute shall be immediately submitted to arbitration in New York, New York, by a retired judge provided by the Judicial

--------------------------
** Multiple asterisks indicate that the portion of this document so marked has been omitted as a confidential portion of this document and has been filed separately with the Commission.

Arbitration and Mediation Service in accordance of the commercial rules then in effect of the American Arbitration Association, and any award of such arbitration shall be final and binding upon the parties.

          10.  TERM - (a) The initial term of this Agreement shall be **OMITTED
               ----
PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**, commencing on the date hereof and ending on **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**.

          (b) Buyer shall have the right to terminate this Agreement upon the occurrence of a "Change of Control" (as hereafter defined) affecting Buyer and the giving of written notice to Seller specifying a termination date of not less than 120 days following the later of the date upon which such "Change of Control" occurred or the date of such notice. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon the earliest of the following events: (i) upon the sale, transfer or other disposition, on a cumulative basis subsequent to the date of this Agreement, of equity securities in a party representing interests sufficient to elect a majority of the board of directors or other persons responsible for the management or governance of Buyer or of Coinmach Laundry Corporation, a Delaware corporation ("CLC"), the sole shareholder of Buyer; (ii) upon any other occurrence after the date of this Agreement resulting in the ability of any person or group of persons not presently in control of Buyer or CLC to, directly or indirectly, exercise actual control over the direction and management of Buyer or CLC; or (iii) the sale or other disposition of all or substantially all of the assets of Buyer; provided,
                                                                      --------
however, that no Change of Control hereunder shall be deemed to have occurred
-------
following the sale or issuance by Buyer or CLC of any class of equity securities if such securities are sold in a transaction pursuant to a registration statement which has been declared effective by the U.S. Securities and Exchange Commission.

          11.  NOTICE - Except as otherwise provided herein, any notice required
               ------
hereunder shall be in writing and shall be deemed to have been validly served, given, or delivered upon (a) deposit in the United States certified or registered mails, with proper postage prepaid, (b) deposit with a reputable overnight courier with all charges prepaid, or (c) delivery, if hand-delivered by messenger, all of which must be properly addressed to the party to be notified as follows:

          If to Seller at:  Attn:   Chief Executive Officer
                                    Alliance Laundry Systems LLC
                                    Shepard Street
                                    P.O. Box 990

--------------------------
** Multiple asterisks indicate that the portion of this document so marked has been omitted as a confidential portion of this document and has been filed separately with the Commission.

                                    Ripon, WI  54971-0990

          with a copy to:   Attn:   Senior Vice President Sales and Marketing
                                    Alliance Laundry Systems LLC
                                    Shepard Street
                                    P.O. Box 990
                                    Ripon, WI  54971-0990

          If to Buyer at:           Coinmach Laundry Corporation
                                    55 Lumber Road
                                    Roslyn, New York 11576
                                    Attn: Mr. Robert M. Doyle

          with a copy to:    Anderson Kill & Olick, P.C.
                                    1251 Avenue of the Americas
                                    New York, New York 10020-1182
                                    Attn: Ronald S. Brody, Esq.

          or to such other address as each party may designate for itself by like notice.

          12.  CHOICE OF LAW - This Agreement shall be governed by the laws of
               -------------
the State of New York.

          13.  SUCCESSORS AND ASSIGNS - This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors, legal representatives, and assigns. Buyer acknowledges that Seller is an original party hereto, with rights, privileges, duties, and obligations hereunder commencing immediately upon the effective date of this Agreement.
This Agreement may not be assigned, transferred or otherwise conveyed by Seller without Buyer's prior written consent, which consent shall not be unreasonably withheld or conditioned, or unduly delayed.

          14.  COUNTERPARTS CLAUSE; TELECOPY EXECUTION - This Agreement may be
               ---------------------------------------
executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          15.  FUTURE ACQUISITIONS - Buyer may, in the future, acquire other
               -------------------
route businesses from independent operators and operate such either under a new wholly-owned subsidiary (if, for example, such acquisition is structured as a stock purchase with

--------------------------
** Multiple asterisks indicate that the portion of this document so marked has been omitted as a confidential portion of this document and has been filed separately with the Commission.

the acquired corporation not thereafter being merged into one of the entities comprising Buyer) or under one of Buyer's existing operating entities (if, for example, such acquisition is structured as an asset purchase). In the event that Buyer consummates any such future acquisitions, Buyer or its applicable subsidiary shall remain entitled to the same benefits hereunder as if such person were a party, as an additional "Buyer," to this Agreement, and in the event any such acquisition results in a new wholly-owned or controlled subsidiary of Buyer, Buyer shall cause such new subsidiary to execute an agreement, in form and substance satisfactory to Seller, adopting the terms of this Agreement as a "Buyer" hereunder and agreeing to be bound by all the terms and provisions hereof; provided, however, that the foregoing shall not require Buyer or any such new subsidiary to take any action that is prohibited by, or would otherwise result in a default under or breach of, any agreement or instrument to which Buyer or such new subsidiary is a party and, provided further that, until such time as any such new subsidiary has adopted this Agreement, Buyer shall cause such new subsidiary to abide and be bound by the terms hereof in the same manner as if such new subsidiary were a party hereto. However, in the event Buyer's new subsidiary is already a party to a non-cancellable supply agreement (exclusive of a supply agreement which was entered into by such new subsidiary in contemplation of Buyer's acquisition or formation of such new subsidiary), Buyer is not bound to cause such new subsidiary to execute an agreement adopting the terms of this Agreement or to abide and be bound by the terms hereof in any manner. Notwithstanding the foregoing provisions, Buyer shall use reasonable efforts to obtain the cancellation or termination of any provision preventing a new subsidiary from becoming a party to this Agreement, provided that Buyer shall not be obligated to expend funds or take any other action adverse to Buyer's interests in order to obtain such cancellation or termination, and further provided that upon the expiration of any such restrictive provision, Buyer shall cause such new subsidiary to join in and become a party to this Agreement.

          16.  COMPLETE AGREEMENT - This Agreement those documents expressly
               ------------------
referred to herein and other documents of even date herewith (i) embody the complete agreement and understanding among the parties, and (ii) supersede and preempt any prior agreements (including the Existing Supply Agreement), summaries of terms and conditions, understandings, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                           [SIGNATURE PAGE TO FOLLOW]


--------------------------
** Multiple asterisks indicate that the portion of this document so marked has been omitted as a confidential portion of this document and has been filed separately with the Commission.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


BUYER:                              RCL:

COINMACH CORPORATION, a Delaware    RAYTHEON COMMERCIAL LAUNDRY LLC,
corporation                         a Delaware limited liability
                                    company


     /s/ STEPHEN R. KERRIGAN            /s/ JEFF BROTHERS
By: ____________________________    By:_____________________________
     Title: CEO                             Title: Senior Vice President
                                                   Sales and Marketing



SUPER LAUNDRY EQUIPMENT             SELLER:
CORPORATION, a New York
Corporation                         ALLIANCE LAUNDRY SYSTEMS LLC,
                                    a Delaware limited liability
                                    company


     /s/ STEPHEN R. KERRIGAN             /s/ JEFF BROTHERS
By: ____________________________    By: ____________________________
     Title: CEO                             Title: Senior VicePresident
                                                   Sales and Marketing

--------------------------
** Multiple asterisks indicate that the portion of this document so marked has been omitted as a confidential portion of this document and has been filed separately with the Commission.

                                   EXHIBIT A


             **OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST**


--------------------------
** Multiple asterisks indicate that the portion of this document so marked has been omitted as a confidential portion of this document and has been filed separately with the Commission.